Exhibit 10.1

AMENDMENT NO. 7 TO CREDIT AGREEMENT

AMENDMENT NO. 7 TO CREDIT AGREEMENT, dated as of April 17, 2015 (this “Amendment”), is entered into by and among Zayo Group, LLC, a Delaware limited liability company (“Zayo Group”), Zayo Capital, Inc., a Delaware corporation (“Zayo Capital”; and together with Zayo Group, the “Borrowers”), Morgan Stanley Senior Funding, Inc., as term facility administrative agent (the “Term Facility Administrative Agent”), SunTrust Bank, as revolving facility administrative agent (the “Revolving Facility Administrative Agent” and, together with the Term Facility Administrative Agent, the “Administrative Agents”), the Increasing Lenders (defined below) and the undersigned Revolving Facility Lenders.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrowers, certain subsidiaries thereof, the Administrative Agents and the Lenders entered into that certain Credit Agreement, dated as of July 2, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 17, 2012, that certain Amendment No. 2 to Credit Agreement, dated as of October 5, 2012, that certain Amendment No. 3 to Credit Agreement, dated as of February 1, 2013, that certain Amendment No. 4 to Credit Agreement, dated as of February 27, 2013, that certain Amendment No. 5 to Credit Agreement, dated as of November 26, 2013 and that certain Amendment No. 6 to Credit Agreement, dated as of May 16, 2014, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrowers, the undersigned Revolving Facility Lenders, Increasing Lenders and the Administrative Agents have agreed to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

(a) Schedule 1.1(a) of the Credit Agreement shall be amended by restating the table below the heading “Revolving Loan Facility” in its entirety as set forth on Annex A hereto.

(b) The definition of “Aggregate Revolving Credit Obligations” in Section 1.1 of the Credit Agreement shall be amended by inserting “the U.S. Dollar Equivalent of” immediately prior to clause (a) thereof.

(c) The definition of “All-In Yield” in Section 1.1 of the Credit Agreement shall be amended by inserting “, EURIBOR Rate, GBP LIBOR Rate” immediately following the words “or any ‘floor’ for Eurodollar Rate”.

Amendment No. 7 to

Credit Agreement

(d) The definition of “Base Rate Loan” in Section 1.1 of the Credit Agreement shall be amended by inserting “denominated in Dollars” immediately following the words “shall mean a Loan”.

(e) The definition of “Business Day” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“‘Business Day’ shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed; provided, however, that (i) when used with reference to a Eurodollar Loan denominated in Dollars or Sterling (including the making, continuing, prepaying or repaying of any such Eurodollar Loan), the term “Business Day” shall also exclude any day in which banks are not open for dealings in deposits of Dollars or Sterling, respectively, on the London interbank market, and (ii) when used with reference to a Eurodollar Loan denominated in Euros (including the making, continuing, prepaying or repaying of any such Eurodollar Loan), the term “Business Day” shall also exclude any day which is not a TARGET Day.”

(f) The definition of “Eurodollar Basis” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“‘Eurodollar Basis’ shall mean, with respect to each Eurodollar Loan Period, a simple per annum interest rate equal to the quotient of (a)(i) in the case of Term Loans and Revolving Loans denominated in Dollars, the Eurodollar Rate , (ii) in the case of Revolving Loans denominated in Euros, the EURIBOR Rate, or (iii) in the case of Revolving Loans denominated in Sterling, the GBP LIBOR Rate, in each case, divided by (b) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall remain unchanged during the applicable Eurodollar Loan Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

(g) The definition of “Eurodollar Loan” in Section 1.1 of the Credit Agreement shall be amended by inserting the following sentence at the end of such definition: “For the avoidance of doubt, any Revolving Loan denominated in Euro or in Sterling is a Eurodollar Loan.”

(h) The definition of “Eurodollar Loan Period” in Section 1.1 of the Credit Agreement shall be amended by inserting in the first sentence thereof, “, EURIBOR Rate or GBP LIBOR Rate, as the case may be,” immediately following “during which the applicable Eurodollar Rate”.

(i) The definition of “Eurodollar Rate” in Section 1.1 of the Credit Agreement shall be amended by (i) inserting “in respect of any Loan denominated in Dollars” immediately following “shall mean, for any Eurodollar Loan Period”, and (ii) inserting in clause (a) thereof, “or, solely in the case of any Revolving Loan, zero,” immediately following “in the case of any Term Loan, 1.00% per annum”.

(j) The definition of “Letter of Credit Commitment” in Section 1.1 of the Credit Agreement shall be amended by replacing the number “$30,000,000” appearing therein with the phrase “an amount equal to $50,000,000”.

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(k) The definition of “Letters of Credit” in Section 1.1 of the Credit Agreement shall be amended by inserting the following as the last sentence thereof: “Letters of Credit may be issued in Dollars, Euros or Sterling.”

(l) The definition of “Maturity Date” in Section 1.1 of the Credit Agreement shall be amended by replacing clause (a) thereof with the following: “(a) in the case of the Revolving Loan Facility, the earliest of (i) five (5) years after the Seventh Amendment Effective Date, (ii) six (6) months prior to the Maturity Date of the Term Loan Facility, if, on or prior to January 1, 2019, the Term Loan Facility has not been repaid in full or refinanced with debt having a maturity date no earlier than five (5) years after the Seventh Amendment Effective Date; and (iii) six (6) months prior to the maturity date of Zayo’s 10.125% Senior Unsecured Notes due July 2, 2020, if, on or prior to January 1, 2020, such series of Senior Unsecured Notes has not been repaid in full or refinanced with debt having a maturity date no earlier than five (5) years after the Seventh Amendment Effective Date;”.

(m) The definition of “Request for Loan” in Section 1.1 of the Credit Agreement shall be amended by inserting “the currency of such Loan (in the case of a Revolving Loan),” immediately following “the amount of the Loan,”.

(n) The definition of “Revolving Loan Commitment” in Section 1.1 of the Credit Agreement shall be amended by (i) replacing the word “$250,000,000” appearing therein with the following: “$450,000,000” and (ii) replacing the words “Agreement Date” appearing therein with the following: “Seventh Amendment Effective Date”.

(o) The definition of “Unused Line Fee Rate” in Section 1.1 of the Credit Agreement shall be amended by (i) deleting the word “and” appearing at the end of clause (a) thereof and replacing it with a comma, (ii) inserting “, unless clause (c) below applies” immediately following “for the fiscal quarter ending on September 30, 2012”, and (iii) inserting a new clause (c) thereto as follows:

(c) following the date that is five (5) Business Days after the date on which the Compliance Certificate is delivered to each Administrative Agent for the fiscal quarter ending on June 30, 2015, the rate per annum determined in compliance with the grid set forth below:

Level	Total Leverage Ratio	Unused Line Fee Rate
I	Greater than 4.50 to 1.00	0.375%
II	Less than or equal to 4.50:1.00	0.25%

(p) Section 1.1 of the Credit Agreement shall be amended by inserting the following defined terms in the appropriate order:

(i) “Euro” and “€” shall mean the single currency of the Participating Member States.

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(ii) “EURIBOR Rate” shall mean, for any Eurodollar Loan Period in respect of a Revolving Loan denominated in Euro, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Eurodollar Loan Period in Euros, determined as of approximately 11:00 a.m. (London, England time) on the date that is two TARGET Days before the first day of that Eurodollar Loan Period, for the relevant Eurodollar Loan Period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate); provided, however, that if such Reuters page or service ceases to be available, the Revolving Facility Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Administrative Borrower, or (b) if no such rate is available for the Eurodollar Loan Period of the Revolving Loan, the Interpolated Screen Rate as of approximately 11:00 a.m. (London, England time) on the date that is two TARGET Days before the first day of that Eurodollar Loan Period and for a period equal in length to the Eurodollar Loan Period of the Revolving Loan; provided that if (a) and (b) are not available, the terms of Section 12.1 shall apply. Notwithstanding the foregoing, the EURIBOR Rate shall in no event be less than 0% per annum.

(iii) “Euro Maximum Amount” shall mean, as of any date of determination, $50,000,000, less (a) the U.S. Dollar Equivalent of any outstanding Revolving Loans made prior to such date and outstanding on such date denominated in Euros, less (b) the U.S. Dollar Equivalent of any outstanding Revolving Loans made prior to such date and outstanding on such date denominated in Sterling, less (c) the U.S. Dollar Equivalent of the aggregate principal amount of any Letter of Credit Obligations with respect to Letters of Credit issued in Euros or Sterling then outstanding.

(iv) “Exchange Rate” shall mean, on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars, as applicable, at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon the Revolving Facility Administrative Agent and the Administrative Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Revolving Facility Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Revolving Facility Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Revolving Facility Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

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(v) “GBP LIBOR Rate” shall mean, for any Eurodollar Loan Period in respect of any Revolving Loan denominated in Sterling, the rate per annum quoted on the display designated on that page of the Bloomberg reporting service, or similar service as determined by the Revolving Facility Administrative Agent, that displays ICE Benchmark Administration Interest Settlement Rates for Sterling deposits as of 11:00 a.m. (London, England time) two (2) Business Days prior to the applicable date of determination; provided, however, that if no such quoted rate appears on such page, the rate used for such Eurodollar Loan Rate shall be the per annum rate of interest determined by the Revolving Facility Administrative Agent to be the rate at which Sterling deposits for such Eurodollar Loan Period are offered to the Revolving Facility Administrative Agent as of 11:00 a.m. (London, England time) two (2) business days prior to such date of determination. Notwithstanding the foregoing, the GBP LIBOR Rate shall in no event be less than 0% per annum.

(vi) “Interpolated Screen Rate” shall mean, in relation to any Revolving Loan that is a Eurodollar Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Eurodollar Loan Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Eurodollar Loan Period.

(vii) “Participating Member State” shall mean any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to economic and monetary union.

(viii) “Revaluation Date” shall mean (a) with respect to any Revolving Loan, each of the following: (i) each date of the making of a Revolving Loan denominated in Euro or Sterling and (ii) each date of a continuation of a Eurodollar Revolving Loan denominated in Euro or Sterling pursuant to Section 2.2(c)(ii) and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Euro or Sterling, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in Euro or Sterling, and (iv) such additional dates as the Revolving Facility Administrative Agent shall determine or the applicable Issuing Bank shall require.

(ix) “Seventh Amendment” shall mean Amendment No. 7 to the Credit Agreement, dated as of April 17, 2015.

5	Amendment No. 7 to Credit Agreement

(x) “Seventh Amendment Effective Date” shall have the meaning specified in the Seventh Amendment.

(xi) “Springing Financial Covenant Triggering Event” shall mean the earliest to occur of the following: (a) the Term Loan Facility is amended to remove all financial covenants or (b) the Term Loan Facility is refinanced in full with the proceeds of Funded Debt other than Funded Debt in the nature of a revolving credit facility, in each case, whose terms do not contain a maintenance financial covenant.

(xii) “Sterling” and the sign “£” shall mean the lawful money of the United Kingdom of Great Britain and Northern Ireland.

(xiii) “Sterling Maximum Amount” shall mean $50,000,000 less (a) the U.S. Dollar Equivalent of any outstanding Revolving Loans made prior to such date and outstanding on such date denominated in Sterling, less (b) the U.S. Dollar Equivalent of any outstanding Revolving Loans made prior to such date and outstanding on such date denominated in Euros, less (c) the U.S. Dollar Equivalent of the aggregate principal amount of any Letter of Credit Obligations with respect to Letters of Credit issued in Euros or Sterling then outstanding.

(xiv) “TARGET Day” shall mean any day on which the Trans-European Automated Realtime Gross Settlement Express Transfer payment system is open for settlement of payments in Euro.

(xv) “U.S. Dollar Equivalent” shall mean (i) with respect to an amount denominated in any currency other than Dollars on any date, the equivalent in Dollars of such amount determined pursuant to Section 1.5 using the Exchange Rate with respect to such currency at the time in effect under the provisions of Section 1.5 and (ii) with respect to an amount denominated in Dollars on any date, the amount thereof.

(q) The Credit Agreement shall be amended by inserting the following as new Section 1.5 thereof:

“Section 1.5. Exchange Rates; Currency Equivalents.

(a) The Revolving Facility Administrative Agent shall determine the Exchange Rates as of each Revaluation Date to be used for calculating the U.S. Dollar Equivalent amounts of Revolving Loans denominated in Euro and Sterling. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the Revolving Facility Administrative Agent.

6	Amendment No. 7 to Credit Agreement

(b) Wherever in this Agreement in connection with a Revolving Loan, conversion, continuation or prepayment of a Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Loan or Letter of Credit is denominated in Euro or Sterling, such amount shall be the relevant U.S. Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such currency, with 0.5 of a unit being rounded upward), as determined by the Revolving Facility Administrative Agent.”

(r) Section 2.1(b)(i) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(i) Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Revolving Facility Lenders agree, severally in accordance with their respective Commitment Ratio, and not jointly, to make Revolving Loans in Dollars, Euros and Sterling and extend credit to the Borrowers in an aggregate principal amount not to exceed (i) the Revolving Loan Facility, (ii) the Euro Maximum Amount for the U.S. Dollar Equivalent of Revolving Loans made in Euros, and (iii) the Sterling Maximum Amount for the U.S. Dollar Equivalent of Revolving Loans made in Sterling, in each case after giving effect to the incurrence of such Revolving Loan.”

(s) Section 2.1(c) of the Credit Agreement shall be amended by inserting “denominated in Dollars, Euros and Sterling” immediately following “the Issuing Bank agrees to issue Letters of Credit”.

(t) Section 2.2(a) of the Credit Agreement shall be amended by (i) inserting in subclause (i)(y) thereof “(and in the case of Revolving Loans denominated in Euros or Sterling, such Revolving Loan shall be exchanged for the U.S. Dollar Equivalent thereof)” immediately following “such Loan shall be converted to a Base Rate Loan on the Payment Date”, (ii) the word “and” appearing at the end of clause (ii) thereof shall be deleted and replaced with a comma, (iii) a new clause (iii) thereof shall be inserted as follows: “(iii) Base Rate Loans shall be denominated in Dollars, and”, and (iv) existing clause (iii) shall be renumbered as clause (iv).

(u) Section 2.2(b)(ii) of the Credit Agreement shall be amended by inserting in clause (x) thereof, “denominated in Dollars” immediately following “in the case of Revolving Loans”.

(v) Section 2.2(c)(i) of the Credit Agreement shall be amended by replacing “11:00 a.m. (New York, New York time) three (3) days prior to the date of such Eurodollar Loan and shall” with the following:

“11:00 a.m. (New York, New York time) three (3) days prior to the date of such Eurodollar Loan in the case of a Eurodollar Loan denominated in Dollars, 11:00 a.m. (New York, New York time) three (3) days prior to the date of such Eurodollar Loan in the case of a Eurodollar Loan denominated in Euro, or 11:00 a.m. (New York, New York time) three (3) days prior to the date of such Eurodollar Loan in the case of a Eurodollar Loan denominated in Sterling, and shall, in each case,”

7	Amendment No. 7 to Credit Agreement

(w) Section 2.2(c)(ii) of the Credit Agreement shall be amended by (i) inserting in the first sentence thereof, “denominated in the same currency” immediately following “continued in whole or in part as one or more new Eurodollar Loans”, and (ii) inserting the following new proviso to the end of the first sentence thereof: “; provided that Revolving Loans denominated in Euros or Sterling may only be continued as Eurodollar Loans”.

(x) Section 2.2(c)(iii) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary (x)(A) each Eurodollar Loan denominated in Dollars shall be in a principal amount of no less than $5,000,000 and in an integral multiple of $1,000,000 in excess thereof, (B) each Revolving Eurodollar Loan denominated in Euro shall be in a principal amount of no less than €5,000,000 and in an integral multiple of €1,000,000 in excess thereof and (C) each Revolving Eurodollar Loan denominated in Sterling shall be in a principal amount of no less than £5,000,000 and in an integral multiple of £1,000,000 in excess thereof, and (y) at no time shall the aggregate number of all Eurodollar Loans then outstanding exceed twelve (12).”

(y) Section 2.2(d) of the Credit Agreement shall be amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“Each Lender shall (x) not later than 1:00 p.m. (New York, New York time) on the date specified for such Loan (under clause (i) or (ii) of this Section 2.2(d)) in such notice, make available to the applicable Administrative Agent at the applicable Administrative Agent’s Office, or at such account as such Administrative Agent shall designate, the amount in Dollars of such Lender’s portion of a Loan denominated in Dollars in immediately available funds, (y) not later than 10:00 a.m. (New York, New York time) on the date specified for such Loan (under clause (i) or (ii) of this Section 2.2(d)) in such notice, make available to the applicable Administrative Agent at the applicable Administrative Agent’s Office, or at such account as such Administrative Agent shall designate, the amount in Euros of such Lender’s portion of a Loan denominated in Euro in immediately available funds, and (z) not later than 10:00 a.m. (New York, New York time) on the date specified for such Loan (under clause (i) or (ii) of this Section 2.2(d)) in such notice, make available to the applicable Administrative Agent at the applicable Administrative Agent’s Office, or at such account as such Administrative Agent shall designate, the amount in Sterling of such Lender’s portion of a Loan denominated in Sterling in immediately available funds.”

(z) Section 2.2(e) of the Credit Agreement shall be amended by (i) inserting in the first sentence thereof, “in Dollars, Euros or Sterling, as applicable,” immediately following “disburse the amounts made available to such Administrative Agent by the Lenders in like funds”,

8	Amendment No. 7 to Credit Agreement

and (ii) inserting at the end of clause (y) appearing in the second sentence thereof, “(in an amount equal to the U.S. Dollar Equivalent thereof in the case of Revolving Loans denominated in Euros or Sterling)”.

(aa) Section 2.3(a)(ii) of the Credit Agreement shall be amended by inserting at the end of clause (B) of the third sentence thereof, “, in each case payable in the currency in which the applicable Eurodollar Loan was borrowed”.

(bb) Section 2.3(a)(iii) of the Credit Agreement shall be amended by (i) inserting in the first sentence thereof, “denominated in Dollars” immediately following “or if for any reason a determination of a Eurodollar Basis for any Loan” and (ii) inserting the following new sentence at the end of such subsection: “In each case, if the relevant Loan is a Revolving Loan denominated in Euro or Sterling, such Revolving Loan shall be automatically exchanged for the U.S. Dollar Equivalent thereof and the Base Rate shall apply thereto.”

(cc) Section 2.4(c)(i) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(i) The Borrowers shall pay to the Revolving Loan Administrative Agent for the account of the Lenders, in accordance with their respective Commitment Ratios, a fee in Dollars on the U.S. Dollar Equivalent of the undrawn amount of each outstanding Letter of Credit for each day such Letter of Credit is outstanding from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on such amount equal to the Applicable Margin with respect to Eurodollar Loans denominated in Dollars in effect from time to time. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable quarterly in arrears for each calendar quarter on the last day of the immediately preceding calendar quarter, commencing on September 30, 2012, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non refundable when paid. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5.”

(dd) Section 2.4(c)(ii) of the Credit Agreement shall be amended by (i) inserting “in Dollars” immediately prior to clause (A) thereof, and (ii) in clause (A) thereof, inserting “the U.S. Dollar Equivalent of” immediately following “a fee on”.

(ee) Section 2.5(a) of the Credit Agreement shall be amended by inserting the following proviso at the end of the fifth sentence thereof, “; provided that prepayments of principal under this Section 2.5(a) (x) with respect to Revolving Eurodollar Loans denominated in Euros shall be in minimum amounts of €5,000,000 and integral multiples of €1,000,000 in excess thereof and (y) with respect to Revolving Eurodollar Loans denominated in Sterling shall be in minimum amounts of £5,000,000 and integral multiples of £1,000,000 in excess thereof”.

9	Amendment No. 7 to Credit Agreement

(ff) Section 2.6(a) of the Credit Agreement shall be amended by inserting the following proviso at the end of the first sentence thereof: “; provided, in the case of Revolving Loans, that each Revolving Loan shall be repaid in the currency in which such Revolving Loan was borrowed”.

(gg) Section 2.8(a)(i) of the Credit Agreement shall be amended by deleting the first two sentences thereof and replacing them with the following:

“Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to any member of the Lender Group under this Agreement or the other Loan Documents shall be made in Dollars, Euros, or Sterling, as applicable, not later than 1:00 p.m. (New York, New York time) for any payments made in Dollars, 1:00 p.m. (New York, New York time) for any payments made in Euros, or 1:00 p.m. (New York, New York time) for any payments made in Sterling, as applicable, on the date specified for payment under this Agreement or any other Loan Document to the applicable Administrative Agent at such Administrative Agent’s Office, for the account of the Lenders, the Issuing Bank or the applicable Administrative Agent, as the case may be, in Dollars, Euros or Sterling, as applicable, in immediately available funds. Any payment received by an Administrative Agent after 1:00 p.m. (New York, New York time) for any payments made in Dollars, 1:00 p.m. (New York, New York time) for any payments made in Euros, or 1:00 p.m. (New York, New York time) for any payments made in Sterling, as applicable, shall be deemed received on the next Business Day.”

(hh) Section 2.15(a) of the Credit Agreement shall be amended by inserting in the first sentence thereof, “denominated in Dollars, Euros and Sterling” immediately following “issue, at the request of the Borrowers, Letters of Credit”.

(ii) Section 2.15(b) shall be amended by inserting “and currency” immediately following “the expiration date of such Letter of Credit, the amount”.

(jj) Section 2.15(d) of the Credit Agreement shall be amended by (i) inserting the following after the third sentence thereof:

“The Borrowers shall reimburse the applicable Issuing Bank in the currency in which the subject Letter of Credit was issued.”

, (ii) inserting in the fourth sentence thereof, “and in the applicable currency” immediately following “Borrowers intend to reimburse the Issuing Bank for the amount of such drawing”, (iii) inserting the following further proviso at the end of the fourth sentence thereof: “; and provided further, that if the Letter of Credit was originally denominated in Euro or Sterling, such deemed Revolving Loan shall also automatically be exchanged for the U.S. Dollar Equivalent thereof” and (iv) inserting in the fifth sentence thereof, “in Dollars” immediately following “each Lender shall make the proceeds of its Base Rate Loan included in such borrowing available”.

10	Amendment No. 7 to Credit Agreement

(kk) Section 8.8(c) of the Credit Agreement shall be amended by inserting the following proviso following the table set forth therein:

“; provided that following the occurrence of a Springing Financial Covenant Triggering Event, the Borrower Parties shall not be required to comply with this Section 8.8(c) and shall instead comply with Section 8.8(d).”

(ll) Section 8.8 of the Credit Agreement shall be amended by inserting a new paragraph (d) as follows:

“(d) Springing Senior Secured Leverage Ratio. Subject to the following proviso, from and after the occurrence of a Springing Financial Covenant Triggering Event, the Borrower Parties shall not permit, at the end of each applicable fiscal quarter, the Senior Secured Leverage Ratio to exceed 5.25:1.00; provided that the Senior Secured Leverage Ratio shall only be tested if, at the end of any fiscal quarter commencing with the first full fiscal quarter after the date on which the Springing Financial Covenant Triggering Event occurred, the aggregate principal amount of outstanding Revolving Loans made pursuant to Section 2.1(b) and outstanding Letters of Credit (except to the extent such Letters of Credit are undrawn or have been cash collateralized) is greater than 35% of the aggregate amount of Revolving Loan Commitments (without giving effect to any adjustment or reduction due to the issue of a Letter of Credit or borrowing of a Revolving Loan).

(mm) Section 11.5(b) of the Credit Agreement shall be amended by inserting in the parenthetical clause at the end of clause (i) of the first sentence thereof, “or delayed” immediately following “unreasonably withheld”.

(nn) Section 11.12(a) of the Credit Agreement shall be amended by (i) inserting in the parenthetical clause contained in clause (i) thereof, “and clause (K)” immediately following “and clause (E)”, and (ii) inserting a new clause (K) at the end of clause (i) thereof as follows:

“(K) change the coin or currency in which the principal of any Revolving Loan or the interest thereon is payable pursuant to Sections 2.1(b) or 2.3(a)(ii)”.

(oo) The Credit Agreement shall be amended by adding a new Section 11.21 as follows:

“Section 11.21 Judgment. The obligations of the Borrowers due to any party hereto shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may, in accordance with normal banking procedures, purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, if the amount of Dollars so purchased exceeds the sum originally due to any party to this Credit Agreement, such party agrees to remit to the Borrowers, such excess.”

(pp) Section 12.1 of the Credit Agreement shall be amended by (i) inserting in clause (a) thereof, “, EURIBOR Rate or GBP LIBOR Rate, as applicable,” immediately following

11	Amendment No. 7 to Credit Agreement

“adequate and reasonable means do not exist for ascertaining the Eurodollar Rate” and (ii) inserting at the end of clause (b) thereof, the following: “, and any such Revolving Eurodollar Loan denominated in Euros or Sterling shall be redenominated and converted into, on the last day of the Eurodollar Loan Period applicable thereto, a Revolving Loan accruing interest at the Base Rate Loan in an amount equal to the U.S. Dollar Equivalent thereof”.

(qq) Section 12.2 of the Credit Agreement shall be amended by (i) deleting the words “shall make it unlawful for any Lender to make, maintain, or fund its Eurodollar Loans” appearing in the first sentence thereof and replacing them with the following: “shall make it unlawful for any Lender or its applicable lending office to make, maintain, or fund its Eurodollar Loans in Dollars, Euros or Sterling, as applicable”, and (ii) inserting in the third sentence thereof, “(in an amount equal to the U.S. Dollar Equivalent thereof, in the case of Revolving Loans denominated in Euros or Sterling)” immediately following “the Borrowers shall repay in full”.

SECTION 2. Increase of Revolving Loan Commitments.

(a) On and after the Seventh Amendment Effective Date, each undersigned existing Revolving Facility Lender that agrees to provide a Commitment Increase (an “Increasing Revolving Loan Lender”) and each undersigned New Lender (as defined in the Credit Agreement) providing a Commitment Increase (an “Additional Revolving Loan Lender” and, together with the Increasing Revolving Loan Lenders, the “Increasing Lenders”) hereby agrees that, pursuant to the terms of Section 2.17 of the Credit Agreement, (x) such Increasing Lender shall have a Revolving Loan Commitment in an amount equal to the amount set forth opposite such Increasing Lender’s name under the heading “Revolving Loan Commitment” on Annex A hereof and (y) such Increasing Lender, in its capacity as such, shall be deemed to be, and shall become, a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under the Credit Agreement and the other Loan Documents. Each Borrower Party and Administrative Agent hereby agrees that from and after the Seventh Amendment Effective Date, each Increasing Lender shall be deemed to be, and shall become, a “Lender” for all purposes of, and with all the rights and remedies of an a “Lender” under, the Credit Agreement and the other Loan Documents.

(b) Solely for purposes of the Commitment Increase effected by clause (a) of this Section 2 on the Seventh Amendment Effective Date, the Administrative Agents and the Revolving Facility Lenders hereby waive the requirement for the delivery of a Notice of Requested Commitment Increase.

(c) Revolving Loans outstanding on the Seventh Amendment Effective Date will be reallocated among Revolving Facility Lenders (which shall include, for the avoidance of doubt, the Increasing Lenders) in accordance with the terms of Section 2.17(iv) of the Credit Agreement.

SECTION 3. Fees.

(a) The Borrowers agree to pay a non-refundable amendment fee (individually, an “Amendment Fee” and, collectively, the “Amendment Fees”) to each of the existing Revolving Facility Lenders that consents to this Amendment by the Consent Deadline (defined below) equal to 0.125% of the amount of the Revolving Loan Commitments of such consenting Revolving Facility Lender immediately prior to the Seventh Amendment Effective Date. The Amendment Fees shall be due and payable in cash on the Seventh Amendment Effective Date.

12	Amendment No. 7 to Credit Agreement

(b) In addition to the Amendment Fees, the Borrowers agree to pay a non-refundable upfront fee (individually, an “Upfront Fee” and, collectively, the “Upfront Fees”) to each Revolving Facility Lender (including any New Lender) that increases its Revolving Loan Commitment (or, in the case of a New Lender, agrees to a Revolving Loan Commitment) in connection with this Amendment equal to 0.125% of the aggregate amount of the Commitment Increase of such Revolving Facility Lender (or 0.125% of the aggregate initial Revolving Loan Commitment of such New Lender). The Upfront Fees shall be due and payable in cash on the Seventh Amendment Effective Date.

SECTION 4. Reference to and Effect on the Loan Documents.

(a) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d) Each Borrower Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Borrower Party pursuant to the Collateral Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations, including under the Loan Documents, including, without limitation, all Secured Obligations resulting from or incurred pursuant to the additional Revolving Loan Commitments made pursuant hereto, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to its respective Guaranty.

(e) This Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.

13	Amendment No. 7 to Credit Agreement

SECTION 5. Conditions of Effectiveness. This Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) on which the following conditions shall have been satisfied (or waived):

(a) The Revolving Facility Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Revolving Facility Lenders and the Increasing Lenders on, or prior to, 3:00 p.m., New York City time on April 17, 2015 (the “Consent Deadline”);

(b) After giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in Article 5 of the Credit Agreement (as amended by this Amendment) are true and correct in all material respects as of the Seventh Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and immediately prior to and after giving effect to the Seventh Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing;

(c) Immediately prior to, and after giving effect to this Amendment, the Commitment Increase pursuant to Section 2 and any transaction consummated in connection therewith, the Senior Secured Leverage Ratio (assuming the Revolving Loan Facility is fully drawn) shall be no greater, calculated on a pro forma basis, than 4.50 to 1.00;

(d) The Revolving Facility Administrative Agent shall have received a legal opinion of Gibson Dunn & Crutcher LLP, counsel to the Borrower Parties, addressed to the Lender Group and reasonably satisfactory to the Revolving Facility Administrative Agent;

(e) The Revolving Facility Administrative Agent shall have received, with respect to each Borrower Party, a loan certificate signed by the secretary or assistant secretary of such Person, certifying a true, complete and correct copy of the resolutions of such Person (or its general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Person of this Amendment;

(f) The Revolving Facility Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Administrative Borrower confirming compliance with the conditions precedent set forth in clause (b) of this Section 5;

(g) The Borrowers shall have paid all fees required to be paid to be paid to the Revolving Facility Lenders on or before the Seventh Amendment Effective Date (including, without limitation, the Amendment Fees and the Upfront Fees); and

(h) The Borrowers shall have paid all reasonable and documented costs and expenses of the Revolving Facility Administrative Agent in connection with this Amendment (including the reasonable and documented fees, disbursements and other charges of Shearman & Sterling LLP as counsel to the Administrative Agents).

SECTION 6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Revolving Facility Administrative Agent that:

(a) on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (ii) this Amendment has been duly authorized, executed and delivered by it; and

14	Amendment No. 7 to Credit Agreement

(b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.

SECTION 7. Increasing Lenders. If any Revolving Facility Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Revolving Facility Administrative Agent prior to the Consent Deadline (as defined below), then pursuant to and in compliance with the terms of Section 11.16 of the Credit Agreement, such Lender may be replaced and its commitments and/or obligations purchased and assumed by an Increasing Lender upon such Increasing Lender’s execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto).

SECTION 8. Costs and Expenses. The Borrowers agree that all reasonable out-of-pocket expenses incurred by the Revolving Facility Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agents), are expenses that the Borrowers are required to pay or reimburse pursuant to Section 11.2 of the Credit Agreement.

SECTION 9. Execution in Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment, including by email with a pdf copy hereof attached, shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11. WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE CREDIT AGREEMENT AS AMENDED HEREBY, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15	Amendment No. 7 to Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.

ZAYO GROUP, LLC,
as a Borrower

By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

ZAYO CAPITAL, INC., as a Borrower

By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

Signature Page to

Amendment No. 7 to Credit Agreement

SUNTRUST BANK,
as Revolving Facility Administrative Agent

By:	/s/ Marshall T. Mangum, III
	Name:	Marshall T. Mangum, III
	Title:	Director

Signature Page to

Amendment No. 7 to Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Term Facility Administrative Agent

By:	/s/ Reagan C. Philipp
	Name:	Reagan Philipp
	Title:	Authorized Signatory

Signature Page to

Amendment No. 7 to Credit Agreement

SUNTRUST BANK,
as an Increasing Revolving Lender

By:	/s/ Brian Guffin
	Name:	Brian Guffin
	Title:	Director

Signature Page to

Amendment No. 7 to Credit Agreement

BARCLAYS BANK PLC,
as an Increasing Revolving Loan Lender

By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Vice President

Signature Page to

Amendment No. 7 to Credit Agreement

GOLDMAN SACHS BANK USA,
as an Additional Revolving Loan Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

Signature Page to

Amendment No. 7 to Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as an Increasing Revolving Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

Signature Page to

Amendment No. 7 to Credit Agreement

ROYAL BANK OF CANADA,
as an Increasing Revolving Lender

By:	/s/ Kevin Quan
	Name:	Kevin Quan
	Title:	Authorized Signatory

Signature Page to

Amendment No. 7 to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as an Additional Revolving Loan Lender

By:	/s/ Nicolas Gitron-Beer
	Name:	Nicolas Gitron-Beer
	Title:	Vice President

Signature Page to

Amendment No. 7 to Credit Agreement

CITIBANK, N.A,
as a Revolving Facility Lender

By:	/s/ Blake Gronich
	Name:	Blake Gronich
	Title:	Vice President

Signature Page to

Amendment No. 7 to Credit Agreement

ANNEX A

Lender	Revolving Loan Commitment	Commitment Ratio

SunTrust Bank	$75,000,000.00	16.67%

Barclays Bank PLC	$75,000,000.00	16.67%

Goldman Sachs Bank USA	$75,000,000.00	16.67%

Morgan Stanley Senior Funding, Inc.	$75,000,000.00	16.67%

Royal Bank of Canada	$75,000,000.00	16.67%

JPMorgan Chase Bank, N.A.	$50,000,000.00	11.11%

Citibank, N.A.	$25,000,000.00	5.55%

Totals	$450,000,000.00	100%

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Credit Agreement, dated as of July 2, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Credit Agreement), by and among ZAYO GROUP, LLC, a Delaware limited liability company (the “Administrative Borrower”), ZAYO CAPITAL, INC., a Delaware corporation (“Zayo Capital”; and together with Administrative Borrower, each, individually a “Borrower” and, collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lender (the “Lenders”), SUNTRUST BANK, as the Issuing Bank, SUNTRUST BANK, as the Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Term Loan Facility (in such capacity, the “Term Facility Administrative Agent”), and SUNTRUST BANK, as the administrative agent for the Revolving Loan Facility (in such capacity, the “Revolving Facility Administrative Agent” and, together with the Term Facility Administrative Agent, each, individually an “Administrative Agent” and, collectively, the “Administrative Agents”).

The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:

The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (b) agrees that it will, independently and without reliance upon the applicable Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (c) confirms that it is an Eligible Assignee, (d) appoints and authorizes the applicable Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, and (f) attaches any U.S. Internal Revenue Service forms required under Section 2.8(b)(v) of the Credit Agreement.

Following the execution hereof, the Assignor and the Assignee shall deliver this Assignment and Acceptance, along with (a) a processing and recordation fee of $3,500 payable by the Assignee to the applicable Administrative Agent and (b) if the Assignee is not a Lender, a completed Administrative Questionnaire, for acceptance and recording by the applicable Administrative Agent. Unless otherwise indicated on Schedule 1, the effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the applicable Administrative Agent.

Upon such acceptance and recording by the applicable Administrative Agent, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance and the Credit Agreement, shall have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance and the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

Upon such acceptance and recording by the applicable Administrative Agent, from and after the Effective Date, such Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Assignment and Acceptance in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

[Remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their authorized signatory as of the date specified thereon.

[NAME OF ASSIGNOR], as the Assignor

By:
Name:
Title:

Date:	, 20

[NAME OF ASSIGNEE], as the Assignee

By:
Name:
Title:

Date:	, 20

ACCEPTED [AND APPROVED][1] THIS DAY OF , 20 :

[SUNTRUST BANK, as the Administrative Agent for the Revolving Loan Facility

By:
Name:
Title:	][2]

[MORGAN STANLEY, as the Administrative Agent for the Term Loan Facility

By:
Name:
Title:	][3]

[ZAYO GROUP, LLC, as Administrative Borrower, on behalf of the Borrowers

By:
Name:
Title:	][4]

[1]	If required under the definition of Eligible Assignee or Section 11.5(b) of the Credit Agreement.
[2]	If applicable.
[3]	If applicable.
[4]	If required under the definition of Eligible Assignee or Section 11.5(b) of the Credit Agreement

SCHEDULE 1

ASSIGNMENT AND ACCEPTANCE

Type of Commitment/Loan Assigned: [Revolving Loan] [Term Loan]

Commitment/Loans of Assignor prior to assignment:	$

Commitment/Loans assigned to Assignee:	$

Commitment/Loans of Assignor after assignment:	$

Commitment/Loans Ratio of Assignee after assignment:	%

The Assignee’s Domestic Lending Office:

The Assignee’s Eurodollar Lending Office:

Effective Date (if other than date of acceptance by the applicable Administrative Agent):	, 20